EXHIBIT 32.2

SECTION 1350 CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. § 1350, that:

1. The accompanying Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the accompanying Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Cachet Financial Solutions, Inc..

Date: November 14, 2016	/s/ Bryan D. Meier
Bryan D. Meier
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Quarterly Report on Form 10-Q or as a separate disclosure document.